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                                                                   EXHIBIT 10.16

                      SECURITY NATIONAL BANK AND TRUST CO.

              AMENDED AND RESTATED 1988 DEFERRED COMPENSATION PLAN

                                                 Adopted effective June 30, 1988
                                      Amended and restated effective March, 1996

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                      SECURITY NATIONAL BANK AND TRUST CO.

              AMENDED AND RESTATED 1988 DEFERRED COMPENSATION PLAN

     SECURITY NATIONAL BANK AND TRUST CO. (the "Bank") established the 1988 Deferred Compensation Plan (the "Plan") for the benefit of eligible officers and directors, effective June 30, 1988. The Bank hereby amends and restates the Plan, effective as of March __, 1996, as follows:

     Section 1. Administration. The Plan shall be administered by the Executive Committee of the Board of Directors of the Bank. The term "Committee" as used in this Plan document and any amendments to it shall mean such committee. The Committee shall have full power to administer this Plan; and all determinations and actions of the Committee shall be made by a majority of its members.

     Section. 2. Participation. Any director of the Bank and any officer of the Bank designated by the Committee shall be eligible to elect to become a Participant in this Plan; except that the Board of Directors of the Bank at any time and for any period may exclude any such individual from participating (other than with respect to amounts already credited or elected to be credited to his Deferred Compensation Account under this Plan). Any person who becomes a Participant shall become a former Participant upon termination of service with the Bank (or its Board of Directors) and receipt of the benefits to which he is entitled under the terms of this Plan.

     Section 3. Annual Election. Each eligible officer and director may elect in writing, in the manner prescribed by the Committee, on or before December 31 of each calendar year (or, in the case of a person who has not previously been an eligible officer or director, on or before the date such person becomes an eligible officer or director) (the "Deferral Election Date"), to become a Participant and defer the Bank's payment to him of any percentage of salary, director's fees or other compensation that will be earned by him in the 12-month period following (or, in the case of any such newly eligible person, in the remainder of the calendar year following) the Deferral Election Date (the "Service Period"); provided, however, that the minimum allowable deferral amount for any Service Period shall be an amount no less than $100 times the number of months in that period. Such election shall be irrevocable; and the deferred portion of the salary, director's fees, or other compensation will not be paid to the Participant until the time or times prescribed in Section 9 below. At the time of making any such election, the Participant shall designate, in accordance with procedures specified by the Committee, the Eligible Investment (as defined in Section 6) or Eligible Investments in which the deferred amount shall be treated as having been invested in accordance with the options made available by the Committee as provided in Section 6.

     Section 4. Deferred Compensation Accounts. The amounts deferred with respect to a Participant shall be credited, as specified in Section 5 and/or
Section 6 below, to his Deferred Compensation Account, established within the Bank's books and records reflecting all such amounts deferred by the Participant under this Plan.

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     Section 5. Credits to Deferred Compensation Accounts.  All amounts credited to a Participant's Deferred Compensation Account shall be treated as though invested and reinvested in one or more Eligible Investments designated by the Participant from time to time in accordance with procedures specified by the Committee. In addition, all dividends, interest, gains and distributions of any nature earned with respect to the Eligible Investment(s) in which a Participant's Deferred Compensation Account is treated as being invested (collectively, "Earnings") shall be credited to the Participant's Deferred Compensation Account as though reinvested in the Eligible Investruent with respect to which such Earnings were earned. A Participant's Deferred
Compensation Account also shall be reduced by the amount of any fees or expenses associated with the Eligible Investment(s) in which the account is treated as being invested. The Bank shall provide Participants with periodic reports showing the value of their Deferred Compensation Accounts, as adjusted to reflect fluctuations in the value of the Eligible Investments in which the account is treated as being invested and the addition of any Earnings credited to the account, at such times and in such format as the Committee shall determine.

     Section 6. Eligible Investments. The Committee from time to time may select one or more investment options ("Eligible Investments") in which a Participant may elect to have amounts allocated to the Participant's Deferred Compensation Account treated as being invested which may include, without limitation: (i) interest rates specified by, or determined in the manner specified by the Committee, (ii) a rate of return based upon the annual positive total rate of return on shares of common stock of Security Banc Corporation,
(iii) an investment in hypothetical shares of common stock of Security Banc Corporation, and (iv) investments in securities, mutual funds, indexes or other investment vehicles or investment measures with readily determinable performance results which are offered by third parties. The Committee shall be under no obligation, however, to provide any Eligible Investment as an option or to continue to provide any Eligible Investment once provided. If the Committee does not provide for any Eligible Investment, all amounts in Participants' Deferred Compensation Accounts shall be treated as if invested during each calendar year at a rate of interest which is .25% greater than the average bond equivalent yield to maturity on one-year United States Treasury Bills in effect for the first five business days in the December immediately proceeding the calendar year (as published in The Wall Street Journal) or such alternate rate as may be set by the Committee for that year at least 15 days before the beginning of the year (the "Cash Deferral Rate"), and the Cash Deferral Rate shall be deemed to be the Eligible Investment for purposes of the other provisions of the Plan.

     Section 7. Investment Elections. If the Committee provides one or more Eligible Investments pursuant to Section 6, elections by Participants with respect to the Eligible Investment or Eligible Investments in which their Deferred Compensation Accounts shall be treated as being invested and changes in such elections shall be made at such time or times, with such prior notice, and in such manner, as the Committee may specify, subject to such limitations and restrictions as the Committee may provide. Unless the Committee otherwise provides, if a Participant fails to make an election with respect to all or any part of the Participant's Deferred Compensation Account, the account shall be treated as having been invested at the Cash Deferral Rate.


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     Section 8. Corresponding Investments by the Bank.  In order to accumulate assets comparable to the Bank's liability to Participants which accrues under the Plan, the Bank may, but in no event shall be required to, invest assets in such a manner as to correspond to the hypothetical investment elections made by Participants (other than with respect to any common stock of Security Banc Corporation, if such Investment Option is made available by the Committee or otherwise. Any such investment may be transferred to the Benefit Protection Trust established by the Bank. In no event, however, shall any Participant have any claim to or interest in any such investment by the Bank.

     Section 9. Distributions. (a) A Participant shall receive payment of the amounts credited to his Deferred Compensation Account following his termination of service with the Bank (or its Board of Directors) and, unless he has become disabled, his attainment of at least age 55 (early retirement age); except that if the service of a Participant with the Bank (or its Board of Directors) terminates before his 55th birthday, and if either the Participant elects (with or without consent of the Committee) to receive the lump sum payment described in this sentence or the Committee, in its sole discretion, determines that such lump-sum payment shall be made to the Participant with or without his consent, then within sixty (60) days after such election or determination there shall be paid in lump sum to the Participant, in full satisfaction of his rights under this Plan, the value of the Eligible Investment(s) in which his Deferred Compensation Account is treated as being invested minus all Earnings (as defined in Section 5) credited during the one-year period immediately preceding the date of such lump sum payment; provided, however, that the Committee, in its sole discretion, may waive all or part of such penalty in such cases as it deems appropriate. For these purposes a Participant shall be considered "disabled" if, because of physical, mental, or emotional reasons, he is unable to perform his normal duties for the Bank and in the Committee's opinion such condition is likely to continue for at least one year.

     (b) Other than for the lump-sum payment with penalty described in (a) above, or the hardship distribution permitted in (e) below, all payments under this Plan shall be on account of the Participant's retirement, and the form of payment shall be in lump sum (if consented to by the Participant), or in installments over a 5, 10 or 15-year period, as determined by the Committee in its sole and absolute discretion. If an installment method is selected, "interest" and/or "dividend" additions shall continue to be made to the unpaid portion of the Participant's Deferred Compensation Account until such payment is completed.

     (c) Payments under this Plan shall be made in cash.

     (d) In the event a Participant dies before his Deferred Compensation Account has been fully distributed, any undistributed portion of his Deferred Compensation Account shall be paid to the beneficiary and in the manner he has designated under this Plan form provided by, and delivered to, the Committee, or if such beneficiary has not been properly designated or for any reason payment cannot be made to such beneficiary, then payment shall be made to the Participant's estate. The determination of the Committee as to who is a proper payee of benefits hereunder shall be conclusive on all persons claiming under or through any Participant.


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     (e) In the event a Participant, a former Participant, or a beneficiary of a deceased Participant demonstrates to the satisfaction of the Committee the existence of a serious financial hardship, the Committee, in its sole and absolute discretion, may direct an immediate payment of deferred amounts to such individual, with appropriate adjustment (without penalty) being made to the Participant's, or former or deceased Participant's, Deferred Compensation Account.

     (f) The Bank shall withhold from any payments under this Plan the amount of any taxes required to be withheld under federal, state or local law.

     Section 10. No Fund. Except as provided under the Benefit Protection Trust adopted by the Bank in connection with this Plan, the obligations under this Plan are those of the Bank only, and this Plan imposes no obligation on the Bank to provide for payment of benefits hereunder through any specific source or fund; and neither the Participant nor any person claiming under or through him shall have any interest in any specific asset or assets owned or held by the Bank by reason of this Plan.

     Section 11. No Assignment. To the extent permitted by law, none of the benefits payable hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void; nor shall benefits be subject to the claims of creditors or others, nor to legal process.

     Section 12. Amendment and Termination. The Bank reserves the right, through action of its Board of Directors, front time to time to amend, supplement, or terminate this Plan in any manner it chooses, except that no amendment, supplement, or termination without the consent of a Participant shall affect the payment to him of any amount credited to his Deferred Compensation Account (or elected by him to be so credited) prior to the time he is given written notice by the Committee of the adoption of such amendment, supplement, or termination; and in the event the Plan is terminated, amounts credited to Deferred Compensation Accounts under the Plan will be distributed as provided in
Section 9 until the last Participant has received distribution in full.

                  [Remainder of page intentionally left blank;
                         signatures on following page.]


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     IN WITNESS WHEREOF, SECURITY NATIONAL BANK AND TRUST CO. has caused this instrument to be executed by its officers hereunto duly authorized this ___ day of _____________, 1996.

                                        SECURITY NATIONAL BANK AND TRUST CO.


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:


                                        And
                                            ------------------------------------
                                        Name:
                                        Title:


Participant:


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                      SECURITY NATIONAL BANK AND TRUST CO.

                         EXECUTIVE COMMITTEE RESOLUTION

     WHEREAS, Security National Bank and Trust Co. (the "Bank") has amended and restated its 1988 Deferred Compensation Plan ("Amended Plan"); and

     WHEREAS, the Amended Plan provides that certain administrative decisions with respect to the Plan shall or may be made by the Executive Committee of the Board of Directors of the Bank;

     RESOLVED, that there shall be two Eligible Investments (as defined in the Amended Plan) which shall be (i) the Cash Deferral Rate (as defined in the
Plan), and (ii) a rate of return based on the annual positive total return on the shares of common stock of Security Banc Corporation; and

     FURTHER RESOLVED, that investment elections for future deferrals and for existing account balances may be made at the time the Amended Plan is adopted and thereafter changes may be made only once each calendar year, effective on the following January 1; and

     FURTHER RESOLVED, that investment elections must be made in increments of no less than 25% in any one of the two Eligible Investments.

                                   CERTIFICATE

I, J. William Stapleton, hereby certify that I am the Vice President/CFO/Cashier of The Security National Bank and Trust Co. of Springfield, Ohio, a Corporation organized under the laws of the United States, and that the foregoing is a true copy of an excerpt from the Minutes of the Meeting of the Board of Directors held on July 16, 1996 at 1:00 p.m. at which a quorum for the transaction of business was present and at which meeting the above resolution was passed. I further certify that the foregoing Resolution has not been rescinded or changed and is now in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Corporation, this 16th day of July, 1996.

THE SECURITY NATIONAL BANK AND TRUST CO.


By /s/ J. William Stapleton
   --------------------------------------
   J. William Stapleton, Vice President